                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1934


                             KEYSTONE VENTURES, INC.
                             -----------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


NEVADA                                             88-0455940
------                                             ----------
(STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

1605 Mirage Court, El Cajon, CA 92019              (619) 692-2438
-------------------------------------              --------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ISSUER'S TELEPHONE NUMBER)

Ann Myers
1605 Mirage Court, El Cajon, CA 92019              (619) 692-2438
-------------------------------------              --------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ISSUER'S TELEPHONE NUMBER)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each                         Proposed              Proposed
Class of                              Maximum               Maximum
Securities                            Offering              Aggregate             Amount of
to be            Amount to be         Price                 Offering              Registration
Registered       Registered           Per Unit (1)          Price (2)             Fee
-------------    ------------         ------------          ---------             ------------
Common           4,275,000            $1.00                 $4,275,000            $1,068.75


(1)     Based on the price paid per share by the selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                             KEYSTONE VENTURES, INC.
                                4,275,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: April 24, 2001

                                TABLE OF CONTENTS

SUMMARY ........................................................................     4
OFFERING .......................................................................     4
RISK FACTORS ...................................................................     5
FORWARD LOOKING STATEMENTS .....................................................     7
USE OF PROCEEDS ................................................................     7
DETERMINATION OF OFFERING PRICE ................................................     7
DILUTION .......................................................................     8
DIVIDEND POLICY ................................................................     8
SELLING SHAREHOLDERS ...........................................................     8
PLAN OF DISTRIBUTION ...........................................................    10
LEGAL PROCEEDINGS ..............................................................    11
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .............................    11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .................    13
DESCRIPTION OF SECURITIES ......................................................    13
INTEREST OF NAMED EXPERTS AND COUNSEL ..........................................    14
LEGAL MATTERS ..................................................................    14
SECURITIES ACT INDEMNIFICATION DISCLOSURE ......................................    14
ORGANIZATION IN THE LAST FIVE YEARS ............................................    14
DESCRIPTION OF BUSINESS ........................................................    14
PLAN OF OPERATION ..............................................................    19
DESCRIPTION OF PROPERTY ........................................................    20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .................................    21
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
OTHER SHAREHOLDER MATTERS ......................................................    21
EXECUTIVE COMPENSATION .........................................................    21
FINANCIAL STATEMENTS ...........................................................    22
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND
FINANCIAL DISCLOSURE ...........................................................    22
AVAILABLE INFORMATION ..........................................................    24

SUMMARY

Keystone Ventures, Inc. was incorporated in Nevada on March 10, 1999 for the purpose of developing and marketing a computer software security system also known as "firewall software".

We received our initial funding of $5,700 through the sale of common stock to investors from the period of approximately April 1, 1999 until April 30, 1999. We offered and sold 5,700 common stock shares at $1.00 per share to non-affiliated private investors. From inception until the date of this filing we have had no material operating activities. Our audited financial statements for the six months ended March 31, 2001 report no revenues and a net loss of $272. Our audited financial statements for the year ended September 30, 2000 report no revenues and a net loss of $4,111.



OFFERING

Securities Being Offered     Up to 4,275,000 shares of common stock.

Securities Issued
And to be Issued             11,775,000 shares of common stock were
                             issued and outstanding as of the date of this prospectus.

Use of Proceeds              We will not receive any proceeds from
                             the sale of the common stock by the selling shareholders.

RISK FACTORS

Investors in Keystone should be particularly aware of the inherent risks associated with our plans and product. As of the date of this filing, management is aware of the following material risks:

We are in the development stage of our business. Keystone has no operating history, no material current operations, and no profits. Although we intend to continue to make good faith efforts, our shareholders are accepting a high risk of losing their investment at this stage of our business.

        While we fully intend to meet our goals per our business plan, our plan may not work. In such a scenario, we could remain as a start-up company with no material operations, revenues, or profits. Although management has been successful in planning and operating other computer and software businesses and believes their plan for Keystone will generate revenue and profit, there is no guarantee their past experiences will provide Keystone with similar future successes.


Keystone's software product still must undergo final testing before its release to the public. Testing may reveal unanticipated design and performance flaws that could delay our product's release to the public. Delays in release of our product will likely negatively affect our business plan goals, reduce our cash, and increase our programming expenses.

        While we believe our product will be tested and released per our business plan schedule, there is no certainty that we will be able to strictly adhere to a proposed release schedule. Investors need to understand that even though our software product has been developed and copyrighted, software errors and related correction costs are part of the normal final testing procedures. Our business plan includes what we believe are reasonable provisions for these delays and costs, but we cannot be certain that we have allowed enough time and funding for all possible occurrences.


Keystone's software product has no sales, proven market, or consumer demand. Without significant computer user demand for our product, the company could have continued negative cash flow and be unable to remain in business.

        The lack of a proven market for our product means that while management may believe the public will purchase Keystone's new firewall software, the true market for this product may be minor or nonexistent. This could result in little or no product sales.


There has been no independent review or certification of originality of Keystone's software. One or more of our competitors might challenge our right to market our copyrighted software due to alleged infringement of their patented or copyrighted software, resulting in possible litigation.

        Possible copyright infringement litigation would likely consume a material amount of Keystone's management time and financial resources which could lessen Keystone's ability to remain a viable business.

Our business strategy requires us to raise funds of $4,000,000 through a private placement. Without this funding, we could remain as a development stage company with no material operations, revenues, or profits.

        We require new funding of $4,000,000 in order to implement our business plan. There can be no assurance that our planned private placement will be successful. Potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven new product. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.


Our competitors have been in business longer then we have and have substantially greater resources than we do. Should we be unable to achieve enough customer market share in our industry, we may experience less revenue than anticipated and a significant reduction in our profit.

        We plan to utilize our management's experience in computer software marketing. While we believe we will be able to successfully compete against other similar computer companies, there is no assurance we will be successful in attracting enough support to develop our product, hire senior programmers and conduct marketing efforts in order to be a competitive force in our industry.


Our current officers and directors currently derive their income from their involvement in other business activities. Keystone's future plans for increased use of their services could conflict with their other business activities. This could directly interfere with out business plan goals and cause us to remain a start-up company with no material operations, revenues, or profits.

        We have not formally adopted any plan to resolve potential or actual conflicts of interest that exist or that may arise. Investors should be aware that our business plan is currently completely dependent upon the performance of our existing officers and directors. Even with adequate funding for Keystone, there can be no assurance that our officers and directors will choose to work for the company.


There is no current public market for Keystone's securities. We have no current public offering and no proposed public offering of our equity. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

        We plan to file for trading on the OTC Electronic Bulletin Board. While this could create liquidity for our shareholders through public trading by securities dealers, we do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

If Keystone becomes listed for trading on the OTC Electronic Bulletin Board the trading in Keystone's shares may be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock."

        The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Keystone, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

        The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of Keystone, and therefore a less liquid market for the securities.


FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders.


DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,275,000 shares of common stock offered through this prospectus. The shares include the following:

1. 5,700 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to
        Section 4(2) as amended of the Securities Act of 1933 and completed on April 30, 1999; and

2. 51,300 shares of our common stock that the selling shareholders received pursuant to a 10 for 1 forward stock split executed March 30, 2000.

3. 4,218,000 shares of our common stock that the selling shareholders received pursuant to a 75 for 1 forward stock split executed June 15, 2000.

The following table provides as of April 24, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.      The number of shares owned by each prior to this offering;

2.      The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.      The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 11,775,000 shares outstanding on April 24, 2001.

                                       Shares            Total of      Total       Percent
                                       Owned Prior       Shares        Shares      Owned
Name of                                To This           Offered       After       After
Selling Shareholder                    Offering          For Sale      Offering    Offering
-------------------                    -----------       --------      --------    --------
Clarence Allen                           75,000           75,000          0          0
Renee Aranda                             75,000           75,000          0          0
Frank Asaro                             150,000          150,000          0          0
JoAnn Banks                              75,000           75,000          0          0
Kimberlee Beeghly                        75,000           75,000          0          0
Robert Boyd                              75,000           75,000          0          0
Gary Brafford                            75,000           75,000          0          0
Gail Brown                               75,000           75,000          0          0
Robert Burchell                          75,000           75,000          0          0
Rita Cannizzaro                          75,000           75,000          0          0
Valerie Carter                           75,000           75,000          0          0
Andrew Chandler                          75,000           75,000          0          0
Daniel Costello                          75,000           75,000          0          0
Kimberly Culver                          75,000           75,000          0          0
Paul Delmore                             75,000           75,000          0          0
John Dolan                               75,000           75,000          0          0
Paula Downing                            75,000           75,000          0          0
Eric Emlet                               75,000           75,000          0          0
Bryan Fraser                             75,000           75,000          0          0
Louis Freeman                            75,000           75,000          0          0
Peggy Fries                              75,000           75,000          0          0
Letitia Frye                             75,000           75,000          0          0
Patrick Gamboa                           75,000           75,000          0          0
Gary Gil                                 75,000           75,000          0          0
Brian Heavlin                            75,000           75,000          0          0
Gary Heavlin                             75,000           75,000          0          0
Barbara Hebert                           75,000           75,000          0          0
Cheri Hill                               75,000           75,000          0          0
Geneyne Hodges                           75,000           75,000          0          0
Susan Howe                               75,000           75,000          0          0
Frank Ikeler                             75,000           75,000          0          0
Lori Johnson                             75,000           75,000          0          0
Dianne Judd-Wade                         75,000           75,000          0          0
Kyle Lajoie                              75,000           75,000          0          0
Kellye Lance                             75,000           75,000          0          0
Clifton Lewis                            75,000           75,000          0          0
Jeff Lockwood                            75,000           75,000          0          0
Lori Long                                75,000           75,000          0          0
Mark Magstadt                            75,000           75,000          0          0
Barbara Morrison                         75,000           75,000          0          0
Eric Olsen                               75,000           75,000          0          0
Beverly Perkins                          75,000           75,000          0          0
Candice Pierson                          75,000           75,000          0          0
Matthew Ramos                            75,000           75,000          0          0

Elizabeth Salas                         75,000          75,000          0          0
Stephen Samuels                         75,000          75,000          0          0
James Shafer                            75,000          75,000          0          0
Stephanie Strange                       75,000          75,000          0          0
John Sturtevant                         75,000          75,000          0          0
Vi Sweet                                75,000          75,000          0          0
Lisa Tom                                75,000          75,000          0          0
Virginia Tribles                        75,000          75,000          0          0
Steve Vandertoorn                       75,000          75,000          0          0
James Wakeling                          75,000          75,000          0          0
Anne Winton                             75,000          75,000          0          0
Joshua Zoller                           75,000          75,000          0          0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Keystone Ventures other than as a shareholder as noted above at any time within the past three years; or

2.      Has ever been an officer or director of Keystone Ventures.


PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.      in privately negotiated transactions;

3.      through the writing of options on the common stock;

4.      in short sales; or

5.      in any combination of these methods of distribution.

The sales price to the public may be:

1.      the market price prevailing at the time of sale;

2.      a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


LEGAL PROCEEDINGS

Keystone is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Keystone, all of those whose one year terms will expire 11/15/01, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address               Age    Position       Date First Elected   Term Expires
--------------               ---    --------       ------------------   ------------
Bruce Johnson                49     President,     3/15/99              11/15/01
7582 Skyline Drive                  Treasurer,
San Diego, Ca 92114                 Director

Ann Myers                    73     Secretary,     3/15/99              11/15/01
1605 Mirage Court                   Director
El Cajon, CA 92019

Each of the foregoing persons may be deemed a "promoter" of Keystone, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No executive officer or director of the corporation has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.


RESUMES

Bruce Johnson, President, Treasurer & Director

1990 - Current          President, Seaside Computers, Inc. Specializing in
                        hardware sales, custom software design, and information system security for a variety of commercial customers in Southern California. Responsible for design and installation of software security systems comprised of risk analysis, encryption, intrusion detection and blocking, network adapters, security testing, monitor alerts, and security system administration. Customers include engineering, financial, accounting and law offices, manufacturing, wholesaling, retailing, financial services, health care services, transportation firms, and warehousing businesses.

Ann Myers, Secretary & Director

1985 - Current          Accountant, H & B, Inc. Responsibilities include
                        accounts receivable, accounts payable, asset management, inventory control, data processing services, billings, preparation of monthly and year end financial statements for outside accountant's review, tax filings, and selection of computer applications software.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Keystone's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Keystone's common stock through the most current date - April 24, 2001:

Title Of       Name &                              Amount &             Percent
Class          Address                             Nature of owner      Owned
--------       -------                             ---------------      -------
Common         Bruce Johnson                       3,750,000 (a)        32%
               7582 Skyline Drive
               San Diego, CA 92114

Common         Ann Myers                           3,750,000 (b)        32%
               1605 Mirage Court
               El Cajon, CA 92019

Total Shares Owned by Officers & Directors
As a Group                                         7,500,000            64%


(a) Mr. Johnson received 5,000 shares of Keystone's common stock on March 15, 1999 for a license agreement related to Keystone's business plan. 45,000 shares of Keystone's common stock were issued to him per a 10 for 1 stock split on March 30, 2000. 3,700,000 shares of Keystone's common stock were issued to him per a 75 for 1 stock split on June 15, 2000.

(b) Ms. Myers received 5,000 shares of Keystone's common stock on March 15, 1999 for administrative services and services related to Keystone's business plan. 45,000 shares of Keystone's common stock were issued to her per a 10 for 1 stock split on March 30, 2000. 3,700,000 shares of Keystone's common stock were issued to her per a 75 for 1 stock split on June 15, 2000.


DESCRIPTION OF SECURITIES

Keystone's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Keystone, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.


LEGAL MATTERS

Craig Shaber, our independent counsel, has provided an opinion on the validity of our common stock.


SECURITIES ACT INDEMNIFICATION DISCLOSURE

Keystones' By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


ORGANIZATION IN THE LAST FIVE YEARS

Keystone Ventures, Inc. was incorporated in Nevada on March 10, 1999. In March of 1999 the board of directors voted to seek capital and began development of our business plan. During April 1999 we received our initial funding through the sale of common stock to non-affiliated private investors.


DESCRIPTION OF BUSINESS


FORM AND YEAR OF ORGANIZATION

Keystone Ventures, Inc. was incorporated in Nevada on March 10, 1999. From inception until the date of this filing we have had no material operating activities.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Keystone intends to become a primary supplier of computer software security systems, "firewall software", in the United States. We are currently a development stage company. Our firewall software has been developed, we have a license to utilize this software and a copyright on this software. However, we must complete our business plan steps that include the two key elements of raising capital through the sale of equity securities and completing final testing of our software product. We cannot guarantee we will be successful in either raising necessary capital or completing the final testing of our software product within the time frame stated in our business plan.

Should we be successful in raising necessary capital and completing final testing of our software product, we plan to offer proprietary firewall software that will detect unauthorized intrusions by hackers, gather information about hackers through backtracking commands, utilize dynamic filters and advanced monitoring algorithms to allow legitimate communications, stop intrusion at the front end communication port before access is allowed into system files, protect network systems by reporting suspicious intrusions to the network server, and feature small memory use and silent operation.

Businesses and home computer users connected via telephone, cable, DSL, or satellite communications links are faced with continual hacker and computer virus threats. Hackers and virus transmitters are also using new techniques to increase attacks on individual computer systems that are connected only intermittently to the Internet. ISCA.net, a security consulting firm in Virginia tested more than 2,000 sites in 1999 and found all had a firewall system but more than 80% were inadequately protected ((C) February 2000 Entrepreneur Magazine).

Based upon Management's experience in the computer software and hardware business, average prices for quality firewall software protection are $50 for stand-alone or small computer systems, $200 for network systems, and up to $10,000 for larger application gateway systems for major Internet sites and Internet service providers.

Keystone intends to sell firewall software that has the following features:

1)      Detect unauthorized intrusions and viruses.

2) Utilize backtracking software to locate the originating site of the hacker or virus.

3) Allow high speed legitimate authorized communications by using advanced dynamic filters and monitoring techniques.

4) Block hacker and virus intrusion at the front port of the computer system before files are opened to unauthorized communications.

5) Utilize advanced network monitoring systems to notify the server of potential unauthorized intrusions while providing hacker and virus containment software that allows the server time to sever unauthorized entry and delete all "probes" or cookies.

6) Rely on subsystem silent operating techniques for undetectable operation. Thwart users from disconnecting or disarming the firewall security protection.

7) Able to monitor and protect Internet and Intranet network communications. Advanced version is capable of monitoring all network traffic.

8) Advanced software will be available to Internet Service Providers to interface with their existing network firewall systems.

9) Prevent web server "cookies" which are small text files that can track your movements around the web.

10) Block unwanted advertising - banner ads and pop-windows which slow down your Internet access.

11) Block mobile code Java applets, ActiveX controls that allow intruders to modify your data and steal passwords and files.

12) Control both inbound and outbound Internet connections. Block incoming and stop unauthorized access to offsite addresses.

13) Content filtering: e-mail scanning and filtering of text files and key-word usage to guard against proprietary information transmittal.

14) Risk Management Administration functions: intrusion detection and unauthorized information transmittal are blocked and available on reports to IT authorized management.

15) Conserves disk space by using less than 100 mb, memory usage of less than 1%, and bandwidth speed loss less than 2%.

We are in the process of conducting final simulation testing of our firewall software product. We intend to market our proprietary computer software firewall systems throughout the world via the Internet and through retail stores in the United States.


DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

We intend to offer information about Keystone and its new generation of computer firewall software systems to the public and Internet service providers on our web site, superwall.net. We will sell our products worldwide via the Internet and through retail stores throughout the U.S.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

Keystone has no new product or service planned or announced to the public.


COMPETITION AND COMPETITIVE POSITION

The size and financial strength of our primary competitors, Network ICE, Inc., Zone Labs, and Symantec Corporation are substantially greater than those of Keystone. In examining major competitors, we found Network ICE, Inc. has the largest installed base of users for both small systems and large networks and was recommended by the technical reviewer of the Wall Street Journal ((C) WSJ 2/24/00). Zone Labs' product was faulted for having a difficult interface per the current Internet software review site, zdnet.com ((C) 2000). While it was recommended on the Internet software review site, pcworld.com ((C) 2000), the technical reviewer of the Wall Street Journal called it confusing and clumsy to use ((C) WSJ 2/24/00). Symantec Corporation, well known for its popular Norton tools and virus trackers, offers its Norton personal Firewall 2000 with three levels of security, but its software is not available for large networks. Its firewall software is recommended on the Internet software review site pcworld.com ((C) 2000). The technical reviewer of the Wall Street Journal complained it was huge, complicated, imprecise, and too overprotective ((C) WSJ 2/24/00).

Any consideration of competitors' products and related product reviews should include the facts that Keystone's competitors have longer operating histories, larger customer bases, and greater brand recognition than Keystone. We are not aware of any significant barriers to Keystone's entry into the firewall software market, however, Keystone at this time has no market share of this market.


SUPPLIERS AND SOURCES OF RAW MATERIALS

Keystone's product is its licensed firewall software. We intend to offer our software through our own Internet site, requiring no outside suppliers of materials, and on CD-ROM disks, requiring only blank CD-ROM disks that are commercially available from a variety of manufacturers and wholesalers. We intend to transfer our software to CD-ROM disks at our own facility at a cost not to exceed $1.00 per disk. We will not require formal contracts with any suppliers or manufacturers of physical products.


DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Keystone currently does not have any market share or customers. In the future, we do believe we will be dependent upon any one or a few major customers. We intend to offer our firewall software through our own Internet site and through major retailers such as CompUSA, Byte & Floppy, Circuit City, Office Depot, Target, Sears, Wal-mart, and K-Mart. We have not yet entered into any informal discussions or formal agreements with any of these potential retailers.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

Keystone has been granted copyright protection for its computer firewall software. We own our Internet domain name, and we have setup a simple one page web site, "superwall.net". We intend to greatly expand our web site as we receive funding per our business plan. We have no current plans for any additional registrations such as patents, trademarks, additional copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any additional copyright, trademark or patent applications on an ongoing basis.

On March 15, 1999, Keystone signed an exclusive license agreement with its president for use of his computer firewall software in exchange for 5,000 restricted shares of Keystone's common stock. Keystone issued 5,000 shares of its common stock in exchange for a ten-year exclusive right to development, manufacturing, marketing, sale, sub-licensing, and any and all usages of the computer firewall software in the United States and throughout the world. After twenty years the license is subject to automatic renewal each year thereafter, subject to written notification, sixty days in advance of the renewal, by both parties of the license agreement.


NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Keystone is not required to apply for or have any government approval for its products or services.


EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Keystone will not be subject to federal laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California.


RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Keystone has not expended funds for research and development costs since inception.


COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on Keystone's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Keystone could be adversely affected.

NUMBER OF EMPLOYEES

Keystone's only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officers intend to work on a full time basis when Keystone raises capital per its business plan. Our business plan calls for hiring five new full-time employees during the next twelve months.


REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes our financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. Keystone became subject to disclosure filing requirements effective October 2, 2000, was cleared of all comments on August 11, 2000, and is current in its required filings, including Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8 and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


PLAN OF OPERATION

Keystone's current cash balance is $1,327. Until approximately November of 2001, we believe our small cash balance is sufficient to fund minimum levels of operations. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $5,700 in equity securities to pay for our prior minimum level of operations. We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern.

As of the date of this filing, we have taken the following steps: developed our business plan, registered our Internet domain name, setup a preliminary one page Internet web site, signed a licensing agreement for our software product, applied for and received a copyright for our software, and made our company's business and financial information available to the public through filings with the Securities and Exchange Commission subject to disclosure rule of Regulation S-B. We are now in the process of registering our securities with the Securities and Exchange Commission. We believe we will be able to complete this registration process by September 2001. We then intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. We believe we will be able to complete that process by November 2001. We then intend to seek capital of $4,000,000 through the sale of common stock in a private placement. We believe we will be able to raise capital of $4,000,000 by May 2002.

We then intend to hire two software programmers at a cost of $75,000, hire one marketing manager at a salary of $60,000, hire two office employees at a cost of $40,000, spend $500,000 for advertising, and $100,000 for rent and other operating expenses. By December 2002, we intend to complete all final testing of our software at a cost of $100,000, expand our web site at a cost of $40,000, and purchase computers, furniture, and equipment at a cost of $100,000. We plan to begin selling our computer firewall software product in December 2002. All of our future business plan steps represent management's goals, not certainties. We intend to rely upon our management's business skills, contacts in the software field, and knowledge of protection software in order to achieve our business plan goals.

We will only be able to continue to advance our business plan if we receive capital funding through the sale of equity securities. After raising capital, we intend to hire employees, rent commercial space in El Cajon, purchase equipment, and begin marketing our firewall protection software. We intend to use our equity capital to fund the business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of our business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary to sell and deliver the firewall protection software to customers, and a shortfall of funding due to our inability to raise capital in the equity securities market. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the directors and officers. Keystone's officers and directors have no formal commitments or arrangements to advance or loan funds to Keystone. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, Keystone may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

We have no operating history, no material current operations, and no profit. While we believe we have made good faith estimates of Keystone's ability to secure additional capital, there is no guarantee that we will receive sufficient funding to implement any future business plan steps.

There are no current plans for additional product research and development. We plan to purchase approximately $100,000 in furniture, computers, software during the next twelve months from proceeds of our equity security sales. Our business plan provides for an increase of five employees during the next twelve months.


DESCRIPTION ON PROPERTY

Keystone's principal executive office address is 1605 Mirage Court, El Cajon, CA 92019. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $4,000,000 and then begin hiring new employees per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Ms. Myers, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by her for other business purposes.


MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Keystone plans to file for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of April 24, 2001, Keystone had 58 shareholders of record. We have paid no cash dividends and have no outstanding options.


EXECUTIVE COMPENSATION

Keystone's current officers receive no compensation.

Summary Compensation Table

                                                        Other
Name &                                                 (annual     Restricted                   LTIP        All other
principle                      Salary        Bonus     compen-       stock       Options       Payouts       compen-
position          Year          ($)           ($)     sation ($)   awards ($)      SARs          ($)        sation ($)
--------          ----         ------        -----    ----------  -----------    -------       -------      ----------
B Johnson         1999          -0-           -0          -0-        5,000          -0-          -0-          -0-
President         2000          -0-           -0          -0-          -0-          -0-          -0-          -0-


A Myers           1999          -0-           -0          -0-        5,000          -0-        -0-0-
Director          2000          -0-           -0          -0-                       -0-        -0-0-          -0-


There are no current employment agreements between Keystone and its executive officers.

The Board agreed to pay Mr. Johnson 5,000 shares of Keystone's common stock for an exclusive license agreement on March 15, 1999. The stock was valued at the price unaffiliated investors paid for stock sold by Keystone, $1.00 per share. 45,000 shares of Keystone's common stock were issued to him per a 10 for 1 stock split on March 30, 2000. 3,700,000 shares of Keystone's common stock were issued to him per a 75 for 1 stock split on June 15, 2000.

The Board agreed to pay Ms. Myers for administrative services and services related to the Keystone's business plan 5,000 shares of Keystone's common stock on March 15, 1999. The stock was valued at the price unaffiliated investors paid for stock sold by Keystone, $1.00 per share. 45,000 shares of Keystone's common stock were issued to her per a 10 for 1 stock split on March 30, 2000. 3,700,000 shares of Keystone's common stock were issued to her per a 75 for 1 stock split on June 15, 2000.

The terms of these stock issuances were as fair to Keystone, in the board's opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of the company. The directors and principal officers have agreed to work with no remuneration until such time as Keystone receives sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $100,000 at each month end. When positive cash flow reaches $100,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit Keystone as a whole. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries, if any.


FINANCIAL STATEMENTS

The audited financial statements of Keystone for the years ended September 30, 2000 and 1999, and the period ended March 31, 2001, and related notes which are included in this offering have been examined by G. Brad Beckstead, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

On March 26, 2001 Keystone Ventures became aware of the death of Barry Friedman, P.C., the company's independent auditor. The death of Mr. Friedman severely restricts the ability of our shareholders to recover damages from Mr. Friedman for any possible material misstatements or omissions in any report or consent issued by Mr. Friedman related to any document filed with the U.S. Securities and Exchange Commission by us. As of the date of this filing, we are aware of no information indicating any report or consent issued by Mr. Friedman regarding our company contains any material misstatements or omissions.

During the Company's two most recent fiscal years and the subsequent interim period preceding the death of Mr. Friedman, there were no disagreements between Keystone Ventures and Mr. Friedman with respect to any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure. The report on the company's financial statements prepared by Mr. Friedman for either the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

On March 26, 2001 Keystone Ventures engaged G. Brad Beckstead, CPA as the company's independent auditor to audit the company's financial statements. Neither the company nor anyone on its behalf has consulted G. Brad Beckstead, CPA during the two most recent fiscal years regarding any matter for which reporting is required under Regulation S-B, Item 302 (a) (2) (i) or (ii) and the related instructions. The decision to engage G. Brad Beckstead, CPA was approved by the Board of Directors.

In the preparation of the financial statements included in this filing, the firm of G. Brad Beckstead, CPA conducted it's own audit of the company since inception and did not rely upon any prior financial statements prepared by Mr. Friedman.

                             KEYSTONE VENTURES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS
                                      AS OF
                                 MARCH 31, 2001

                                       AND

                              STATEMENTS OF INCOME,
                            STOCKHOLDERS' EQUITY, AND
                                   CASH FLOWS
                              FOR THE PERIOD ENDED
                                 MARCH 31, 2001

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
Independent Auditor's Report                                                1

Balance Sheet                                                               2

Income Statement                                                            3

Statement of Stockholders' Equity                                           4

Statement of Cash Flows                                                     5

Footnotes                                                                   6

G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                             425.928.2877 (efax)


                          INDEPENDENT AUDITOR'S REPORT


April 6, 2001

Board of Directors
Keystone Ventures, Inc.
El Cajon, CA

I have audited the Balance Sheet of Keystone Ventures, Inc. (the "Company") (a Development Stage Company), as of March 31, 2001, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the balance sheet of Keystone Ventures, Inc. as of March 31, 2001, and its related statements of operations, equity and cash flows for the period then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  G. Brad Beckstead

G. Brad Beckstead, CPA

                             KEYSTONE VENTURES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET


                                                                       March 31,
                                                                         2001
                                                                       --------
ASSETS

Current assets:
   Cash and equivalents                                                $  1,317
                                                                       --------
     Total current assets                                                 1,317
                                                                       --------
                                                                       $  1,317
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:                                                   $     --
                                                                       --------
     Total current liabilities                                               --
                                                                       --------

Stockholders' equity:
   Common stock, $0.001 par value, 50,000,000 shares
     authorized, 11,775,000 shares issued and outstanding                11,775
   Additional paid-in capital                                             3,925
   Deficit accumulated during development stage                         (14,383)
                                                                       --------
                                                                          1,317
                                                                       --------
                                                                       $  1,317
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                             KEYSTONE VENTURES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS


                                           6 month                              March 10, 1999
                                         period ending       Year ending        (inception) to
                                          March 31,          September 30,         March 31,
                                             2001                2000                2001
                                         -------------       -------------      --------------
Revenue                                  $         --        $         --        $         --
                                         ------------        ------------        ------------

Expenses:
   General administrative expenses                272               4,111              14,383
                                         ------------        ------------        ------------
    Total expenses                                272               4,111              14,383
                                         ------------        ------------        ------------

Net loss                                 $       (272)       $     (4,111)       $    (14,383)
                                         ============        ============        ============

Weighted average number of
   common shares outstanding               11,432,776          11,325,388          11,432,776
                                         ============        ============        ============

Net loss per share                       $         (0)       $         (0)       $         (0)
                                         ============        ============        ============



   The accompanying notes are an integral part of these financial statements.

                             KEYSTONE VENTURES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD MARCH 10, 1999 (DATE OF INCEPTION) TO MARCH 31, 2001


                                                                                  Deficit
                                                                                 Accumulated
                                              Common Stock          Additional    During         Total
                                         -----------------------     Paid-in     Development  Stockholders'
                                           Shares        Amount      Capital       Stage         Equity
                                         ----------     --------    ----------   -----------  -------------
March 15, 1999
   Founders shares issued
   for services                           7,500,000     $     10     $  9,990     $     --      $ 10,000

April 30, 1999
   Shares issued for cash                 4,275,000            6        5,694                      5,700

Net loss for the period ended
   September 30, 1999                                                              (10,000)      (10,000)
                                         ----------     --------     --------     --------      --------
Balance, September 30, 1999              11,775,000           16       15,684      (10,000)        5,700

Reclassification of paid-in capital                       11,759      (11,759)                        --

Net loss for the year ended
   September 30, 2000                                                               (4,111)       (4,111)
                                         ----------     --------     --------     --------      --------

Balance, September 30, 2000              11,775,000       11,775        3,925      (14,111)        1,589

Net loss for the period ended
   February 28, 2001                                                                  (272)         (272)
                                         ----------     --------     --------     --------      --------

Balance, December 31, 2000               11,775,000     $ 11,775     $  3,925     $(14,383)     $  1,317
                                         ==========     ========     ========     ========      ========



   The accompanying notes are an integral part of these financial statements.

                             KEYSTONE VENTURES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS


                                                    6 months       Year       March 10, 1999
                                                     ending       ending      (inception) to
                                                    March 31,  September 30,    March 31,
                                                      2001         2000           2001
                                                    ---------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                            $   (272)     $(4,111)     $   (14,383)
Shares issued for services                                                          10,000
                                                    --------      -------      -----------
Net cash used by operating activities                   (272)      (4,111)          (4,383)
                                                    --------      -------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used by investing activities                     --           --               --
                                                    --------      -------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                               --           --            5,700
                                                    --------      -------      -----------
Net cash provided by financing activities                 --           --            5,700
                                                    --------      -------      -----------
Net increase in cash                                    (272)      (4,111)           1,317
Cash - beginning                                       1,589        5,700               --
                                                    --------      -------      -----------
Cash - ending                                       $  1,317      $ 1,589      $     1,317
                                                    ========      =======      ===========
Supplemental disclosures:
   Interest paid                                    $     --      $    --      $        --
                                                    ========      =======      ===========
   Income taxes paid                                $     --      $    --      $        --
                                                    ========      =======      ===========
   Non-cash investing and financing activities:
     Common stock issued for services               $     --      $    --      $    10,000
                                                    ========      =======      ===========
     Number of shares issued for services                 --           --        7,500,000
                                                    ========      =======      ===========



   The accompanying notes are an integral part of these financial statements.

                             KEYSTONE VENTURES, INC.
                                      NOTES

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Organization

The Company was organized March 10, 1999 (Date of Inception) under the laws of the State of Nevada, as Keystone Ventures, Inc. The Company is authorized to issue 50,000,000 shares of $0.001 par value common stock. The Company has limited operations, and in accordance with SFAS #7, the Company is considered a development stage company.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Revenue recognition

The Company recognizes revenue on an accrual basis as it invoices for services.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of March 31, 2001.

Advertising Costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses for the period ended March 31, 2001.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long lived assets

Long lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at March 31, 2001.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                             KEYSTONE VENTURES, INC.
                                      NOTES

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earning s and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

NOTE 2 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                        U.S federal statutory rate      (34.0%)

                        Valuation reserve                34.0%
                                                        -----

                        Total                              --%
                                                        =====

                             KEYSTONE VENTURES, INC.
                                      NOTES

As of March 31, 2001, the Company has a net operating loss carryforward of approximately $14,000 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in 2019 and 2020. The deferred tax asset relating to the operating loss carryforward of approximately $5,000 has been fully reserved at March 31, 2001.

NOTE 3 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 50,000,000 shares of its $0.001 par value common stock.

All references to shares issued and outstanding reflect the 10-for-1 forward stock split effected March 30, 2000, and the 75-for-1 forward stock split effected June 15, 2000.

On March 24, 1999, the Company issued 7,500,000 shares of its $.001 par value common stock to its officers as founders stock issued for services valued at $10,000.

On April 30, 1999, the Company issued 4,275,000 shares of its $.001 par value common stock for cash in the amount of $5,700.

There have been no other issuances of common stock.

NOTE 4 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

                             KEYSTONE VENTURES, INC.
                                      NOTES

NOTE 5 - RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

                                     PART II
                              AVAILABLE INFORMATION


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Keystone's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        a.      By the stockholders;

        b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

        c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

        d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

        a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

        c. Keystone's Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."


As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Keystone, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee              $1069
Accounting fees and expenses                                     $1000
Legal fees                                                       $500
Total                                                            $2569

Keystone will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.


RECENT SALES OF UNREGISTERED SECURITIES

On March 15, 1999, the shareholders authorized the issuance of 5,000 shares of common stock to Mr. Johnson for a license agreement related to Keystone's business plan and 5,000 shares of common stock to Ms. Myers for services related to Keystone's business plan for a total of 10,000 Rule 144 shares. Keystone relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). Keystone issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.

From the period of approximately April 1, 1999 until April 30, 1999, Keystone offered and sold 5,700 shares at $1.00 per share to non-affiliated private investors. Keystone relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Keystone, including the business, management, offering details, risk factors, financial statements, and use of funds. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend. The officers and directors solicited investors and have a reasonable belief of the validity of their accredited or sophisticated status.

Under the Securities Act of 1933, all sales of an issuer's securities or by a shareholder, must Be made either (i) pursuant to an effective registration statement filed with the SEC, or (ii) Pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in it's filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

On March 30, 2000, the board of directors authorized a forward stock split of 10 for 1 resulting in a total of 157,000 shares of common stock issued and outstanding. On June 15, 2000, the board authorized a forward stock split of 75 for 1 resulting in a total of 11,775,000 shares of common stock issued and outstanding.

                                    EXHIBITS
                                    --------

Exhibit 1      Underwriting Agreement                                   None
Exhibit 2      Plan of acquisition, reorganization or liquidation       None
Exhibit 3(i)   Articles of Incorporation                                Included
Exhibit 3(ii)  Bylaws                                                   Included
Exhibit 4      Instruments defining the rights of holders               None
Exhibit 5      Opinion re: Legality                                     Included
Exhibit 8      Opinion re: Tax Matters                                  None
Exhibit 9      Voting Trust Agreement                                   None
Exhibit 10(i)  License Agreement                                        Included
Exhibit 10(ii) Copyright Registration                                   Included
Exhibit 11     Statement re: computation of per share earnings          See Financial Stmts.
Exhibit 13     Annual or Quarterly Reports                              Included
               9/30/00 10K, 12/31/00 10Q and 3/31/01 10Q
Exhibit 15     Letter on unaudited interim financial information        None
Exhibit 16     Letter on change of certifying accountant                None
Exhibit 21     Subsidiaries of the registrant                           None
Exhibit 23     Consent of experts and counsel                           Included
Exhibit 24     Power of Attorney                                        None
Exhibit 25     Statement of eligibility of trustee                      None
Exhibit 26     Invitations for competitive bids                         None

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

        1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        2. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of El Cajon, state of California, on April 25, 2001.

                                            Keystone Ventures, Inc.


                                            By   /s/ Bruce Johnson
                                               ---------------------------------
                                            Bruce Johnson
                                            (Principal Executive Officer)


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.



/s/ Bruce Johnson                                         April 25, 2001
-------------------------------------                     ------------------
Bruce Johnson, President & Treasurer                      Date
(Principal Executive Officer,
Principal Financial Officer)



/s/ Ann Myers                                             April 25, 2001
-------------------------------------                     ------------------
Ann Myers, Secretary                                      Date
(Principal Accounting Officer)